UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2023

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 11, 2023, Retail Wholesale Department Store Union Local 338 Retirement Fund, a purported shareholder of Beyond Meat, Inc. (the “Company”), filed a putative securities class action lawsuit in the United States District Court for the Central District of California against the Company and three of its current and former executive officers, the Company’s President and CEO, Ethan Brown, the Company’s former Chief Financial Officer and Treasurer, Mark Nelson, and the Company’s former Chief Financial Officer and Treasurer, Phillip Hardin. The lawsuit asserts claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and is premised on allegedly false or misleading statements, and alleged non-disclosure of material facts, related to the Company’s public disclosures regarding its ability to produce plant-based meats at scale to the specifications of the Company’s foodservice partners during the proposed class period of May 5, 2020 to October 13, 2022. The Company believes the claims are without merit and intends to vigorously defend all claims asserted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: May 12, 2023